HOGAN & HARTSON
                                     L.L.P

                                                             COLUMBIA SQUARE
                                                       555 THIRTEENTH STREET, NW
                                                       WASHINGTON, DC 20004-1109
                                                           TEL (202) 637-5600
                                                           FAX (202) 637-5910


                                January 14, 1997



Board of Directors
Orion Newco Services, Inc.
2440 Research Boulevard, Suite 400
Rockville, Maryland 20850

Gentlemen:

         This firm has acted as counsel to Orion Newco Services, Inc. (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-4 filed on or about the date hereof (the "Registration Statement"), of 11,097,758 shares of common stock, par value $.01 per share, of the Company, 13,871 shares of a series to be designated Series A Preferred Stock, par value $.01 per share, of the Company, and 4,298 shares of a series to be designated Series B Preferred Stock, par value $.01 per share, of the Company (collectively, the "Shares"), issuable to shareholders of Orion Network Systems, Inc. ("Orion"). The Shares are being offered in connection with that certain merger (the "Merger") of Orion Merger Company, Inc. ("Merger Sub"), a newly formed Delaware corporation that is a wholly owned subsidiary of the Company, with and into Orion, as contemplated by the terms of that certain Agreement and Plan of Merger among the Company, Orion and Merger Sub dated as of January 8, 1997 (the "Merger Agreement").

         This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration. For purposes of this opinion letter, we have examined copies of the following documents:

     1. An executed copy of the Registration Statement, which includes the joint proxy statement/prospectus of Orion and the Company.

     2. The Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on June 26, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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HOGAN & HARTSON L.L.P.

Board of Directors
Orion Newco Services, Inc.
January 14, 1997
Page 2


     3. The By-laws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4.   An executed copy of the Merger Agreement.

     5. Resolutions of the Board of Directors of the Company adopted on January 13, 1997 as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect relating to, among other things, approval of the Merger.

         We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries. In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the authenticity, accuracy and completeness and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof. This opinion is given in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

         Based upon, subject to, and limited by the foregoing, we are of the opinion that following (i) approval by the stockholders of Orion of the Merger, and (ii) consummation of the Merger and the issuance and delivery of the Shares pursuant to the terms of the Merger Agreement and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or

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HOGAN & HARTSON L.L.P.

Board of Directors
Orion Newco Services, Inc.
January 14, 1997
Page 3



otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5.0 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                               Very truly yours,



                                               HOGAN & HARTSON  L.L.P.